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                            MUELLER INDUSTRIES, INC.
                              List of Subsidiaries

                                               State or Country
Subsidiary*                                    of Incorporation

Mueller Brass Co.
  (Assumed name: Mueller Brass Products)       Michigan
  Mueller Industrial Realty Co.                Michigan
  Itawamba Industrial Gas Company, Inc.        Mississippi
  Streamline Copper & Brass Ltd.               Canada
  Mueller Plastics Holding Company, Inc.       Ohio
       Mueller Plastics Corporation, Inc.      Delaware
       MPC Foundry, Inc.                       Delaware
       MPC Machine Shop, Inc.                  Delaware
  Mueller Brass Forging Company, Inc.          Delaware
  Mueller Copper Fittings Company, Inc.        Delaware
       Mueller Fittings Company, Inc.          Michigan
  Mueller Copper Tube Company, Inc.            Delaware
  Mueller East, Inc.                           Delaware
       Mueller Fittings, L.P. (1)
  Mueller Formed Tube Company, Inc.            Delaware
  Mueller Impacts Company, Inc.                Delaware
  Mueller Line Set Inc.                        Delaware
  Mueller Refrigeration Products Company, Inc. Delaware
       Mueller Refrigeration Company, Inc.     Michigan
  Mueller Refrigeration Holding Co., Inc.      Delaware
       Mueller Refrigeration Products L.P. (2)
         Mueller LBHC, Inc. (3)                Delaware
           Lincoln Brass Works, Inc.           Michigan
             Advanced Catalyst Systems, L.L.C. Michigan
           Lincoln Brass Works, L.P. (4)
  Mueller Streamline Co.                       Delaware
       Precision Tube Company, Inc.            Pennsylvania
  Mueller Tool and Machine, Inc.               Delaware
  Mueller Casting Company, Inc.                Delaware
WTC Holding Company, Inc.                      Michigan
  Wednesbury Tube & Fittings
    Company Limited                            United Kingdom
DENO Investment Company, Inc.                  Michigan
  Mueller de Mexico (5)                        Mexico
DENO Holding Company, Inc.                     Michigan
  DENO Acquisition                             France
       Desnoyers, S.A. (6)                     France
            Toutubes, S.A.R.L.                 France
B & K Industries, Inc.                         Illinois
Mueller Copper Tube Products, Inc.             Delaware
Mueller Streamline FSC Ltd.                    Virgin Islands
Arava Natural Resources Company, Inc.          Delaware
  United States Fuel Company                   Nevada
       King Coal Company                       Utah



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                        List of Subsidiaries (continued)

                                               State or Country
Subsidiary*                                    of Incorporation
  Utah Railway Company                         Utah
  Canco Oil & Gas Ltd.                         Alberta, Canada
       Aegis Oil & Gas Leasing Ltd.            Alberta, Canada
  Bayard Mining Corporation                    Delaware
  Washington Mining Company                    Maine
  Amwest Exploration Company                   Delaware
       USSRAM Exploration Company              Maine
       Richmond-Eureka Mining Company (81%)    Maine
            Ruby Hill Mining Company (75%)     Maine
       White Knob Mining Company               Idaho
       Arava Exploration Company               Colorado
       Summit Systems, Inc.                    Delaware
       Kennet Company Limited                  Bermuda
  Mining Remedial Recovery Company             Delaware
       Carpentertown Coal & Coke Company       Pennsylvania
       USS Lead Refinery, Inc.                 Maine
       Leon Water Enterprises, Inc. (50%)      Texas
Alaska Gold Company                            Delaware
Macomber Construction Company                  Ohio
Macomber Incorporated                          Ohio
Macomber Building and Land Corporation         Delaware

 *  All subsidiaries are 100% owned, except as shown.
(1) Tennessee Limited Partnership between Mueller East, Inc. and
    Mueller Fittings Company, Inc.
(2) Tennessee Limited Partnership between Mueller Refrigeration
    Holding Co., Inc. and Mueller Refrigeration Company, Inc.
(3) Owned by Mueller Refrigeration Company, Inc. and Mueller Refrigeration Products, L.P.
(4) Tennessee Limited Partnership between Mueller Refrigeration Company, Inc. and Mueller Refrigeration Products, L.P.
(5) Owned by DENO Investment Company (99.8%) and Mueller Streamline
    Co. (.2%).
(6) Less than 1% of the outstanding common stock of Desnoyers, S.A.
    is owned by third parties.

















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